Exhibit 10.1

COMMERCIAL LEASE

THIS LEASE made the 1st day of January, 2012 between BML HOLDINGS, LLC, a Massachusetts Limited Liability Company with a principal place of business located at 134 Avocado Street, Springfield, Massachusetts (hereinafter referred to as the “LANDLORD”), and LANSAL, INC., a Massachusetts corporation with a principal place of business located at 99 Industrial Drive, Northampton, Massachusetts (hereinafter referred to as the "TENANT").

WITNESSETH:

ARTICLE I

DEMISED PREMISES - LANDLORD hereby leases to TENANT, and TENANT hereby leases from LANDLORD, upon and subject to the terms and provision of this lease, the following described premises (sometimes hereinafter referred to as the "Demised Premises"):

Landlord is the owner of the premises known as 134 Avocado Street, Springfield, Massachusetts, consisting of 2.713 acres of land, which land is more especially described as .713 acres and designated as Parcel No. 11 on a plan by Tighe & Bond, Inc., Consulting Engineers, Holyoke, Massachusetts, dated October 1973 and recorded in Hampden County Registry of Deeds, in Book of Plans 148, Page 22; and 2.000 acres and designated as Parcel No. 8 on a plan by Tighe & Bond, Inc., Consulting Engineers, Holyoke, Massachusetts, dated October 1970 and recorded in Hampden County Registry of Deeds, in Book of Plans 125, Page 76., (collectively the “Land”). A free standing industrial facility (the “Building”) is located on the Land containing approximately 23,760 square feet on the Land, which Building and Land is sometimes hereafter referred to as the “Premises.” Tenant desires to lease the Premises all as more described on Exhibit “A” attached hereto.

ARTICLE II

TERM OF LEASE - The initial term of this lease shall be for a period of three (3) years, beginning on January 1, 2012 and terminating on the December 31, 2014, (the “Initial Term”), subject to extension as set forth below. LANDLORD hereby grants to the TENANT, so long as TENANT is not in default of any of the terms and conditions of this Lease, one (1) additional four (4) year term as hereafter provided for.

ARTICLE III

RENT - TENANT agrees to pay to LANDLORD at such place or places as LANDLORD may by notice in writing to TENANT from time to time direct, rent at the following rate:

Initial Term

$9,000.00 (Nine Thousand Dollars US) per month or at a minimum, an amount equal to the LANDLORD’S debt service associated with its mortgage obligations in favor of The Bank of Western Massachusetts during the term of the aforementioned debt.

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In the event that Tenant renews and extends this lease by giving written notice of its desire to do so to LANDLORD at least six (6) months prior to its expiration date, then this lease shall be extended for an additional four (4) year term, and such extension shall be on the same terms and conditions as provided herein, except for rent. The rent shall be renegotiated between LANDLORD and TENANT, and, in the event that LANDLORD and TENANT are unable to agree upon a new rental within three (3) months prior to the expiration date of the initial term of this lease, then the amount of the rent to be paid during the four (4) year renewal term shall be submitted to arbitration, with LANDLORD and TENANT each naming one arbitrator and the two arbitrators thus selected shall choose a third. The three arbitrators shall then determine the fair market rental for the Demised Premises within thirty (30) days after their selection. Each party shall bear the expense of the arbitrator named by it and they shall jointly bear the expense of the third arbitrator.

ARTICLE IV

ADDITIONAL RENT

(a)	It is the intention of the LANDLORD and the TENANT that all costs, expenses, and obligations of every kind relating to the leased property (except as otherwise specifically provided in this lease) which may arise or become due during the term of this lease, excepting payments of principal and interest on any mortgage, shall be paid by the TENANT, and that the LANDLORD shall be indemnified by the TENANT against such costs, expenses and obligations. The TENANT shall pay any and all expenses which affect the Demised Premises generally as set forth herein. Any expenses which directly affect only the portion of the Demised Premises leased to TENANT and any expenses which result solely from acts or omissions of TENANT shall be payable by TENANT. The rent shall be paid to the LANDLORD without notice or demand and without abatement, deduction, or setoff (except as otherwise specifically provided for in this Lease). The rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this Lease. The following costs, expenses, and obligations shall be deemed to be additional rent payable according to the terms of this paragraph (a).

(i)	The TENANT shall pay all assessments, water and sewer charges, and other governmental levies against the leased property, including any and all fees levied against the Demised Premises by the City of Springfield. In the event TENANT fails to pay any of the aforesaid when due, the LANDLORD shall have the right to make such payment(s) on behalf of the TENANT and thereafter deem any such payment made as additional rent payable in accordance with paragraph (a).

(ii)	The TENANT shall furnish to the LANDLORD official receipts or other satisfactory proof of payment for all items required to be paid within a reasonable time after demand by the LANDLORD.

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(iii)	All sums (other than the fixed rent) which may be due and payable or are to be deposited by the LANDLORD under this Lease shall be payable on demand and shall be deemed to be additional rent hereunder.

(iv)	The LANDLORD appoints the TENANT the attorney-in-fact of the LANDLORD for any purpose of making all payments to be made by the TENANT pursuant to any of the provisions of this Lease to persons other than the LANDLORD. In case any person to whom any sum is directly payable by the TENANT under any of the provisions of this Lease shall refuse to accept payment of such sum from the TENANT, the TENANT shall thereupon give written notice of such fact to the LANDLORD and shall pay such sum directly to the LANDLORD, who shall thereupon pay such sum to such person.

(b)	In the event that the TENANT shall fail to deliver to the LANDLORD certificates of insurance as so ordered in Article IX herein, the LANDLORD may cause such insurance to be issued and bills for the premiums therefor shall be rendered by the LANDLORD to the TENANT at such times as the LANDLORD may elect, and shall be due from and payable by the TENANT when rendered and the amount thereof shall be deemed to be, and paid as, additional rent.

(c)	All taxes, charges, costs and expenses which the TENANT is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the TENANT’S failure to pay such amounts, and all damages, costs and expenses which the LANDLORD may incur by reason of any default of the TENANT or failure on the TENANT’S part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of nonpayment by the TENANT, the LANDLORD shall have all the rights and remedies with respect thereto as the LANDLORD has for the nonpayment of the fixed rent.

ARTICLE V

UTILITIES, REPAIRS AND ALTERATIONS

(a)	TENANT agrees to furnish and pay all charges for heat, air conditioning, gas, electricity, power and other utilities used by the Demised Premises.

(b)	The TENANT shall, at all times during the term and any period of extension at its own expense, put and maintain in thorough repair and in good and safe condition all leased property, and their equipment and appurtenances, both inside and outside. LANDLORD shall be responsible for structural and extraordinary repairs. The TENANT shall assume the risk of breakage of any plate glass being a part of the Demised Premises unless the replacement of same is covered by the normal fire and extended coverage policy carried by LANDLORD. The TENANT shall also, at its own expense, put and maintain in thorough repair and in good and safe condition, and free from dirt, snow, ice, rubbish, and other obstructions or encumbrances, the sidewalks, area, railings, gutters, driveways, parking areas, curbs and planted areas on the leased property. All repairs and replacements shall be in quality and class at least equal to the original work. On default of the TENANT in making such repairs or replacements, the LANDLORD may, but shall not be required to, make such repairs and replacements for the TENANT'S account, and the expense thereof shall constitute and be collectible as additional rent in accordance with the provisions of Article IV herein.

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(c)	The TENANT shall have the right, from time to time, to make all such alterations and improvements to, and decoration of, the interior and exterior of the leased property as shall be reasonably necessary or appropriate in the TENANT'S judgment for the TENANT'S conduct thereon of its business, provided that prior to the commencement of any such alterations or improvements the LANDLORD shall in each case have approved in writing the plans and specifications thereof. If within thirty (30) days after such plans and specifications are submitted by the TENANT to the LANDLORD for such approval the LANDLORD shall not have given the TENANT notice of disapproval thereof, stating the reason for such disapproval, such plans and specifications shall be considered approved by the LANDLORD.

(d)	At the time TENANT shall vacate the Demised Premises, all fixtures installed by TENANT, either now or hereafter, shall remain TENANT’S property and it shall have the right to remove same at any time prior to or upon vacating the Demised Premises, subject to repairing any damage to the Demised Premises that may be done as a result of such removal. All other leasehold improvements shall be the property of the LANDLORD.

(e)	All alterations and new construction shall be performed in accordance with the provisions of this lease.

In any case where any alteration would require the consent of the holder of any mortgage or deed of trust, the TENANT shall procure such consent before undertaking such alteration.

(f)	TENANT agrees that it will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. LANDLORD agrees it will cooperate with TENANT in obtaining such permits. TENANT agrees that all repairs, installation, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the Demised Premises will not be endangered or impaired and that TENANT will repair any and all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. TENANT agrees to pay promptly when due all charges for labor and materials in connection with any work done by TENANT or anyone claiming under TENANT upon the Demised Premises so that the Demised Premises shall at all times be free of liens. TENANT agrees to save LANDLORD harmless from, and indemnify LANDLORD against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

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ARTICLE VI

REAL ESTATE TAXES – TENANT agrees that during the term of this lease, the TENANT shall be responsible for the payment of all real estate taxes assessed against the Demised Premises, which shall be deemed additional rent in accordance with the terms hereof.

ARTICLE VII

USE OF PREMISES - TENANT agrees that during the term of this lease the Demised Premises will be used and occupied for the use of maintaining office space/ manufacture of food products and not for any other purpose without the written consent of the LANDLORD which consent shall not be unreasonably withheld or delayed.

ARTICLE VIII

RECORDING

INTENTIONALLY OMITTED.

ARTICLE IX

INSURANCE

(a)	The TENANT shall keep the leased property insured throughout the term of this Lease against the following:

(i)	Claims for personal injury or property damage, under a policy of general public liability insurance, with such limits as may reasonably be requested by the LANDLORD from time to time, but not less than $1,000,000.000 per occurrence.

(ii)	Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available in amounts sufficient to prevent LANDLORD or TENANT from becoming a co-insurer within the terms of the applicable policies, and in any event in an amount not less than eight percent (80%) of the then full insurable value (which shall mean the actual replacement cost, excluding foundation and excavation costs).

(iii)	All insurance procured by the TENANT pursuant to this Article shall name the LANDLORD and any mortgagee as their respective interests may appear.

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(b)	All insurance provided for in this lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in this state. At least fifteen (15) days prior to the expiration date of any policy, the original renewal policy for such insurance shall be delivered by the TENANT to the LANDLORD. Within fifteen (15) days after the premium on any policy shall become due and payable, the LANDLORD shall be furnished with satisfactory evidence of its payment.

(c)	All policies of insurance shall name the LANDLORD and the TENANT as the insureds, as their respective interests may appear. At the request of the LANDLORD, any insurance policy shall be made payable to the holder of any mortgage to which this lease is at any time subordinate, as the interest of such holder may appear, pursuant to a standard clause for holders of mortgages. To the extent obtainable, all policies shall contain an agreement by the insurers (1) that any loss shall be payable to the LANDLORD or the holders of any such mortgage or deed of trust, notwithstanding any act or negligence of the TENANT which might otherwise result in forfeiture of such insurance, (2) that such policies shall not be canceled except upon twenty (20) days prior written notice to the LANDLORD and to the holders of any mortgage to whom loss may be payable, and (3) that the coverage afforded thereby shall not be affected by the performance of any work in or about the leased property.

(d)	If the TENANT provides any insurance required by this lease in the form of a blanket policy, the TENANT shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this lease, and the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the leased property.

(e)	TENANT agrees to save LANDLORD harmless from, and indemnify LANDLORD against, to the extent permitted by law, any and all injury, loss or damage and any and all claims for injury, loss or damage, of whatever nature (1) caused by or resulting from any act, omission or negligence of TENANT or anyone claiming under TENANT (including, but not without limitation subtenants and concessionaires of TENANT and employees while in the course of their employment), or (2) occurring upon the Demised Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof.

If TENANT or anyone claiming under TENANT or the whole or any part of the property of TENANT or anyone claiming shall be injured, lost or damaged by theft, fire, in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by LANDLORD or its agents unless the same shall be caused by or result from the fault or negligence of LANDLORD or its agents. TENANT agrees that LANDLORD shall not be liable to TENANT or anyone claiming under TENANT for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises or any other part of the Demised Premises.

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ARTICLE X

WAIVER OF SUBROGATION - TENANT hereby releases LANDLORD, to the extent of TENANT'S insurance coverage from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of LANDLORD or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as TENANT'S policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect said policies or the right of TENANT to recover thereunder. TENANT agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as LANDLORD pays such extra cost. If extra cost is chargeable therefor, TENANT will advise LANDLORD thereof and of the amount thereof. LANDLORD at its election may pay the same, but shall not be obligated to do so.

ARTICLE XI

ACCESS TO PREMISES - LANDLORD shall have the right to enter upon the Demised Premises or any part thereof without charge at all reasonable times and in case of emergency, at any time, to inspect the same, to show the Demised Premises to prospective purchasers or tenants, to make or facilitate any repairs, alterations, additions or improvements to the Demised Premises (but nothing in this Article IX contained shall obligate LANDLORD to make any repairs, alterations, additions or improvements); and TENANT shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. Nor forcible entry shall be made by LANDLORD unless such entry shall be reasonably necessary to prevent serious injury, loss or damage to person or property. LANDLORD shall repair any damage to property of TENANT or anyone claiming under TENANT caused by or resulting from LANDLORD'S making any such repairs, alterations, additions or improvements except only such damage as shall result from the making of such repairs, alterations, additions or improvements which LANDLORD shall make as a result of the default, fault or negligence of TENANT or anyone claiming under TENANT. For the period commencing six (6) months prior to the expiration of the term of this lease, LANDLORD may maintain "For Lease" signs on the front or any part of the exterior of the Demised Premises.

ARTICLE XII

SUBORDINATION TO MORTGAGES

(a)	TENANT agrees that upon the request of LANDLORD it will subordinate this lease and the lien hereof to the lien of any present or future bank or insurance company mortgage or mortgages upon the Demised Premises or any property of which the Demised Premises are a part, irrespective of the time of execution or times of recording of any such mortgage or mortgages. TENANT agrees that it will upon the request of LANDLORD execute, acknowledge and deliver any and all instruments deemed by LANDLORD necessary or desirable to give effect to or notice of such subordination. TENANT also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instruments requested by LANDLORD, LANDLORD may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney in fact of TENANT and in TENANT'S name; and TENANT hereby makes, constitutes and irrevocably appoints LANDLORD as its attorney in fact for that purpose. The word "mortgage" as used herein includes mortgages, deed or trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.

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(b)	The TENANT agrees that in the event of any act or omission of LANDLORD which would give TENANT the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, TENANT shall not exercise such right (1) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to TENANT in writing, and (2) unless such act or omission shall be one which is not capable of being remedied by LANDLORD or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which LANDLORD would be entitled under this lease or otherwise, after similar notice to effect such remedy), provided such holder or lessor shall with due diligence give TENANT written notice of intention to, and commence and continue to remedy such act or omission.

ARTICLE XIII

FIRE AND OTHER CASUALTY

(a)	If the Demised Premises shall be damaged or destroyed by fire or other insured casualty then TENANT shall give notice thereof to LANDLORD, and, except as hereinafter otherwise provided, LANDLORD shall, within six (6) month's time thereafter, repair, or restore the Demised Premises to substantially the same condition they were in prior to the casualty. It is agreed and understood that if during the last two (2) years of the term of this lease or the last year of any term of extension thereafter, the principal building shall be damaged or destroyed aforesaid to the extent of twenty five (25%) percent or more of its insurable value, LANDLORD, at its election, may terminate the term of this lease by a notice to TENANT within thirty days after such damage or destruction. It is also agreed and understood that if during the last two (2) years of the term of this lease the principal building shall be damaged or destroyed as aforesaid to the extent of twenty five (25%) percent or more of its insurable value, TENANT, at its election, may terminate the term of this lease by a notice to LANDLORD within thirty (30) days after such damage or destruction. In the event of any termination of the term of this lease pursuant to the provisions of this Article, the termination shall become effective on the day of such damage or destruction, a just proportion of the fixed rent, according to the nature and extent of the injury to the Demised Premises, shall be suspended or abated until the time of termination, and fixed rent shall be apportioned as of the time of termination.

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(b)	LANDLORD agrees, however, that to the extent that the TENANT is required to repair and restore that portion of the premises damaged or destroyed by fire or other insured casualty, that the LANDLORD will release funds from the proceeds of any insurance award, for such repair and/or restoration, it being agreed, however, that the TENANT shall provide a certificate from an architect that such repairs and/or restoration may be accomplished with the funds which are available and subject further to approval by the holder of any mortgage. Funds for such repair and/or restoration shall be released to the TENANT only as work is completed and upon presentation of paid invoices for materials and labor.

(c)	To the extent that the TENANT is required to restore and/or repair pursuant to the provisions of this Article then the TENANT agrees that all such restoration and repair work shall be completed in accordance with and be at all times subject to the provisions of Article V herein.

ARTICLE XIV

EMINENT DOMAIN

(a)	If after the execution of this lease and prior to the expiration of the term of this lease the whole of the Demised Premises shall be taken under the power of eminent domain, then the term of this lease shall cease as of the time when LANDLORD shall be divested of its title in the Demised Premises, and fixed rent shall be apportioned and adjusted as of the time of termination.

(b)	If any part of the Demised Premises shall be taken under the power of eminent domain, then if as a result thereof the ground floor area of the principal building shall be reduced by more than twenty (20%) percent and the part remaining shall not be reasonably adequate for the operation of the business conducted in the Demised Premises prior to the taking, LANDLORD or TENANT may, at its election, terminate the term of this lease by giving the other notice of the exercise of its election within twenty (20) days after it shall receive notice of such taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use and fixed rent shall be apportioned and adjusted as of the time of termination. If only a part of the Demised Premises shall be taken under the power of eminent domain and if the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full force and effect and LANDLORD shall, within six (6) months after possession is required for public use, repair and rebuild what may remain of the Demised Premises so as to put the same into condition for use and occupancy by TENANT, and a just proportion of the fixed rent according to the nature and extent of the injury to the Demised Premises shall be suspended or abated until what may remain of the Demised Premises shall be put into such condition by LANDLORD, and thereafter a just proportion of the minimum rent according to the nature and extent of the part so taken shall be abated for the balance of the term of this lease.

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(c)	LANDLORD reserves to itself and TENANT assigns to LANDLORD, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. TENANT agrees to execute such instruments of assignment as may be reasonably required by LANDLORD in any proceeding for the recovery of such damages if requested by LANDLORD, and to turn over to LANDLORD any damages that may be recovered in such proceeding. It is agreed and understood however, that LANDLORD does not reserve to itself, and TENANT does not assign to LANDLORD, any damages payable for movable trade fixtures installed by TENANT or anybody claiming under TENANT.

(d)	LANDLORD agrees, however, that to the extent that the TENANT is required to repair and restore that portion of the premises taken by public action, that the LANDLORD will pay for the cost of repair and/or restoration from the proceeds of any damage aware subject to approval by the holder of any Mortgage, it being agreed by LANDLORD and TENANT that LANDLORD'S obligation to pay for such restoration and repair shall in no event exceed the amount of damage award.

(e)	To the extent that the TENANT is required to restore and/or repair pursuant to the provisions of this Article, the TENANT agrees that all such restoration shall be at all times subject to the provisions of Article V herein.

ARTICLE XV

ASSIGNMENT - TENANT hereby agrees that it shall have no right to assign, mortgage, pledge or otherwise encumber this lease or any interest therein, including the subletting of the whole or any part of the Demised Premises during the term of this lease or any extensions thereof unless LANDLORD’S written consent has been obtained prior to any such assignment.

ARTICLE XVI

HOLDING OVER - If TENANT or anyone claiming under TENANT shall remain in possession of the Demised Premises or any part thereof after the expiration of the term of this lease or any extension thereof without any agreement in writing between LANDLORD and TENANT with respect thereto, prior to acceptance of rent by LANDLORD the person remaining in possession shall be deemed a TENANT at will, subject to the provisions of this lease insofar as the same may be made applicable to a tenancy at will; provided, however, that if minimum rent shall be payable during the term of this lease at different rates at different times, minimum rent during such period as such person shall continue to hold the Demised Premises or any part thereof shall be payable at the highest rate payable during the term hereof.

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ARTICLE XVII

WAIVERS - Failure of either the LANDLORD or the TENANT to complain of any act or omission on either the part of the LANDLORD or the TENANT, no matter how long the same may continue, shall not be deemed to be a waiver by either LANDLORD or TENANT of any of its rights hereunder. No waiver by LANDLORD or TENANT at any time, express or implied, of any breach of any provision of this lease shall be deemed a waiver of a breach of any other provision of this lease or a consent to any subsequent breach of the same or any other provision. If any action by LANDLORD shall require TENANT'S consent or approval, TENANT'S consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. If any action by TENANT shall require LANDLORD'S consent or approval, LANDLORD'S consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payments by TENANT or acceptance by LANDLORD, or payments by LANDLORD accepted by TENANT of a lesser amount than shall be due from each other shall be deemed to be anything but payment on account and the acceptance by either LANDLORD or TENANT of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and LANDLORD or TENANT may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which LANDLORD or TENANT may have under this lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by LANDLORD or TENANT or not, shall be deemed to be in exclusion of any other; and any two or more of all rights and remedies may be exercised at the same time.

ARTICLE XVIII

DEFAULTS

(a)	This lease is upon the condition that if TENANT shall neglect or fail to perform or observe any of TENANT’S covenants herein and said breach shall continue for fourteen (14) days after written notice of the same from LANDLORD to TENANT; or if such breach is the failure to pay rent, then fourteen (14) days after such written notice; or if the leasehold hereby created shall be taken on execution or by other process of law; or if any assignment shall be made of TENANT’S property for the benefit of creditors; or if a petition is filed by TENANT under any bankruptcy law; or if a petition is filed against TENANT under any bankruptcy law and the same shall not be dismissed within thirty (30) days from the date upon which it is filed, then, and in any of said cases, LANDLORD lawfully may then enter, or at any time thereafter and without demand or notice, upon the Demised Premises or any part thereof in the name of the holder, and repossess the same as LANDLORD’S former estate and expel TENANT and those claiming through or under TENANT and remove its effects, forcibly if necessary, without being guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and, upon such entry, this lease shall terminate.

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(b)	In case of any such termination, TENANT will indemnify LANDLORD each month against all loss of rent and all obligation which LANDLORD may incur by reason of any such termination between the time of termination and the expiration of the term of the lease; or at the election of LANDLORD, exercised at the time of the termination or at any time thereafter, TENANT will indemnify LANDLORD each month until the exercise of the election against all loss of rent and other obligations which LANDLORD may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election TENANT will pay to the LANDLORD as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the Demised Premises for the period from the exercise of the election until the expiration of the term shall be less than the amount of rent and other payments provided herein to be paid by TENANT to LANDLORD during said period. It is understood and agreed that at the time of the termination or at any time thereafter LANDLORD may rent the Demised Premises, and for a term which may expire after the expiration of the term of this lease, provided, however, that if said premises are rented as aforesaid then the amount of rent received in such case shall be applied to reduce TENANT'S liability for rent under this lease; that TENANT shall be liable for any expenses incurred by LANDLORD in connection with obtaining possession of the Demised Premises, with removing from the Demised Premises property of TENANT and persons claiming under it (including warehouse charges), with putting the Demised Premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from TENANT to LANDLORD.

ARTICLE XIX

QUIET ENJOYMENT - LANDLORD agrees that upon TENANT'S paying the rent and performing and observing the agreements, conditions, and other provisions on its part to be performed and observed, TENANT shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the term of this lease without any manner of hindrance or molestation from LANDLORD or anyone claiming under LANDLORD.

ARTICLE XX

FAILURE OF PERFORMANCE - If TENANT shall make any default or defaults under this lease, LANDLORD may, at its election, immediately or at any time thereafter, without waiving any claim for breach of agreement, and without notice to TENANT, cure the same and the cost of LANDLORD thereof shall be deemed to be additional rent and shall be added to the installments of rent next accruing or to any subsequent installment of rent, at the election of the LANDLORD.

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Any controversy which shall arise between LANDLORD and TENANT regarding the rights, duties or liabilities hereunder of either party shall be settled by arbitration. Such arbitration shall be held on the City of Springfield, Massachusetts, or other location by mutual agreement of the parties, before three (3) disinterested arbitrators; one named by LANDLORD, one by TENANT, and one by the two thus chosen. Either party may notify the other that arbitration is requested, and arbitrators shall be appointed by the parties within ten (10) days of such notice. The arbitrators shall render their decision within thirty (30) days after their appointment.

ARTICLE XXI

DEFINITIONS AND INTERPRETATIONS

(a)	The words "LANDLORD" and "TENANT" and the pronouns referring thereto, as used in this lease, shall mean, where the context requires or admits, the persons or company named herein as LANDLORD and as TENANT, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. Except as hereinafter provided otherwise, the agreements and conditions in this lease contained on the part of LANDLORD to be performed and observed shall be binding upon LANDLORD and his heirs, legal representatives, successors and assigns and shall enure to the benefit of TENANT and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of TENANT to be performed and observed shall be binding upon TENANT and its heirs, legal representatives, successors and assigns and shall enure to the benefit of LANDLORD, and his heirs, legal representatives, successors and assigns. The word "LANDLORD" as used herein, means only the owner for the time being of LANDLORD'S interest in this lease, that is, in the event of any transfer of LANDLORD'S interest in this lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of LANDLORD to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after said transfer the transferee shall be liable for the performance and observance of said agreements and conditions.

(b)	For the purposes of this lease, a business organization shall be deemed to be affiliated with TENANT (1) if such business organization controls TENANT either directly by ownership of a majority of its voting stock or of such minority thereof as to give it substantial control of TENANT, or indirectly by ownership of such a majority or minority of the voting stock of another business organization so controlling TENANT, (2) if said business organization is so controlled by another business organization so controlling TENANT, or (3) if said business organization stands in such a relationship to TENANT that there is an absence of equal bargaining power between such business organization and TENANT with respect to their dealings and transactions.

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(c)	It is agreed that if any provisions of this lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provisions of this lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

(d)	This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall not have any force or effect. This lease shall not be modified in any way except by a writing subscribed by both parties.

(e)	If TENANT shall accept possession of the Demised Premises prior to the commencement of the term, TENANT shall be subject to all the provisions of this lease during the period between the acceptance of said possession and the commencement of the term of this lease shall apply as if said period were part of the term of this lease, except that no minimum rent shall be payable for said period.

(f)	Wherever in this lease provision is made for the doing of any act by any person it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

(g)	This lease shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

ARTICLE XXII

NOTICES - All notices and other communications authorized or required hereunder shall be in writing and shall be given either by mailing the same by certified or registered mail, return receipt requested postage prepaid, or by personal delivery of the same. If given to TENANT by mail the same shall be mailed to TENANT at the Demised Premises, or to such other person or at such other address as TENANT may hereafter designate by notice to LANDLORD; and if given to LANDLORD, by mail, the same shall be mailed to 134 Avocado Street, Springfield, Massachusetts or at such other address as LANDLORD may hereafter designate by notice to TENANT. If given by personal delivery the same shall be delivered, if to a corporation, to any officer of the corporation, if to an individual, to the individual or if to an unincorporated association, to any member of the association.

ARTICLE XXIII

LANDLORD'S TITLE - LANDLORD agrees that it is fully authorized and empowered to make, execute and deliver this lease, and that it is lawfully seized of the Demised Premises as shown on said plans and specifications and that it owns the same in fee simple absolute, and that there are no liens or encumbrances thereon of any kind whatsoever except those of record and leases with other tenants.

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ARTICLE XXIV

BROKERAGE - TENANT and LANDLORD warrant to each other that neither has dealt with any broker or third person with respect to this Lease or the Leased Premises. Each party covenants and agrees to indemnify the other against any brokerage claims by third persons claiming to have dealt with such party with respect to the Leased Premises. The indemnification hereunder shall include any and all costs and expenses of the indemnified party including but not limited to reasonable attorneys’ fees incurred in defending any such brokerage claim.

ARTICLE XXV

PARAGRAPH TITLE - The paragraph titles used as heading for the various articles of this lease are used only as a matter of convenience for reference, and are not to be considered a part of this lease or to be used in determining the intent of the parties to this lease.

EXECUTED as a sealed instrument the day and year first above written.

LANSAL, INC., Tenant

/s/	/s/ Matthew Morse
Witness	By: Matthew Morse
Its: President

BML HOLDINGS, LLC, Landlord

/s/	/s/ Matthew Morse
Witness	By: Matthew Morse
Its: Managing Member

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